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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 26, 2010

Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-26056	41-1519168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota		55104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (651) 603-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 26, 2010, Image Sensing Systems, Inc. (the “Company”) held its 2010 Annual Meeting of Shareholders.  Of the 3,994,819 shares of the Company’s common stock outstanding and entitled to vote, 3,471,251 shares, or 86.9%, were represented at the meeting.  During the meeting, the shareholders voted on the following matters:

Proposal 1 – Election of Directors

•	The shareholders elected the following individuals to serve as directors until the 2011 Annual Meeting of Shareholders or until their successors have been duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Panos G. Michalopoulos	2,784,210	129,118	557,923
Kenneth R. Aubrey	2,822,142	91,186	557,923
James W. Bracke	2,874,346	38,982	557,923
Sven A. Wehrwein	2,657,797	255,531	557,923
James Murdakes	2,827,369	85,959	557,923
Michael G. Eleftheriou	2,668,225	245,103	557,923

Proposal 2 – Approval of Amendment to the 2005 Stock Incentive Plan.

•	The shareholders approved an amendment to the Company’s 2005 Stock Incentive Plan, which was described in the Company’s Proxy Statement dated April 29, 2010.

Votes For	Against	Abstain	Broker Non-Votes
2,602,682	130,074	180,572	557,923

Proposal 3 – Ratification of Appointment of Our Independent Registered Public Accounting Firm.

•	The shareholders ratified Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010

Votes For	Against	Abstain
3,456,456	8,924	5,871

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Sensing Systems, Inc.

Date: June 1, 2010

	By	/s/ Gregrory R. L. Smith
Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

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